EXHIBIT 99.1

For Immediate Release

For More Information:

Michael G. Sanchez

Andy Mus

Chief Executive Officer

Senior Vice President

Coastal Banking Company Inc.

Marsh Communications LLC

904-321-0400

404-327-7662

Coastal Banking Company to Combine Banking Charters

Company also announces stock repurchase program

BEAUFORT, S.C., March 3, 2008 – Coastal Banking Company Inc. (OTCBB: CBCO) today announced that it intends to consolidate the separate national bank charters of its two subsidiary banks, Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., into a single banking entity.

“Consolidation of our bank charters will provide efficiencies and economies of scale, allowing us to streamline our operations and reduce costs,” said Michael G. Sanchez, chief executive officer. “At the same time, we will maintain our ability to expand into any market in South Carolina, Florida and Georgia.”

As part of the consolidation, the company plans to merge its separate data operations and combine the multiple reports it now files with federal regulatory agencies. The company expects that it will be able to achieve substantial ongoing cost savings by eliminating the numerous redundant fees related to reporting, examinations and associated costs.

The company also announced that its Board of Directors has authorized the repurchase of up to five percent, or 128,528 shares, of its outstanding common stock as of Feb. 22, 2008, at which date the company had approximately 2,570,560 shares of common stock outstanding.

The purchases may be made on the open market or in privately negotiated transactions with cash reserves, and any shares acquired will be available for general corporate purposes. The manner, timing and amount of any purchases will be determined by the company’s management based on

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market conditions, stock price and other factors, and will be subject to Securities and Exchange Commission requirements.  The repurchase program does not obligate the company to acquire any particular amount of common stock, and the repurchase program has no expiration date and may be suspended at any time at the company’s discretion.

“We believe that the recent decline in banking stocks has created an opportunity to acquire our shares at an attractive price,” said Sanchez. “As such, the stock repurchase program should provide us with another avenue to enhancing shareholder value.”

In addition, the company announced that Lowcountry National Bank opened an SBA lending office in Charleston, S.C., on Feb. 1, 2008. The company closed its SBA lending office in Atlanta to better allocate its resources to the attractive Charleston market and to its wholesale lending unit, which has performed well since opening in 2007.

About Coastal Banking Company Inc.

Coastal Banking Company Inc., based in Beaufort, S.C., is the $431.6 million-asset bank holding company of Lowcountry National Bank (LNB) in Beaufort, and First National Bank (FNB) of Nassau County in Fernandina Beach, Fla., both of which provide a full range of consumer and business banking services. LNB serves coastal South Carolina through full-service banking offices in Beaufort, Hilton Head and Port Royal, and a commercial loan production office in Charleston, S.C. FNB operates two full-service banking offices in Fernandina Beach, Fla., and Meigs, Ga., the later operating under the name of The Georgia Bank. In addition to its banking offices, FNB operates a wholesale lending division based in Atlanta and two commercial loan production offices in Jacksonville, Fla., and Savannah, Ga. The company’s common stock is publicly traded on the OTC Bulletin Board under the symbol CBCO. For more information, please visit the company’s Web site, www.coastalbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal’s assumptions, but that are beyond Coastal's control. These trends

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 and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market.  Additional information and other factors that could affect future financial results are included in Coastal’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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